Exhibit 10.15

COMPHEALTH GROUP, INC.

SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

THIS SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”), is entered into as of March 25, 2003, by and among CompHealth Group, Inc., a Delaware corporation formerly known as CMS Capital Ventures, Inc. (the “Company”). HEALTHSOUTH Corporation, a Delaware corporation (“HEALTHSOUTH”), each of the investors from time to time listed on the Schedule of Investors attached hereto (collectively, the “Investors” and each individually, an “Investor”), each of the Executives listed from time to time on the Schedule of Executives attached hereto (collectively, the “Executives” and each individually, an “Executive”), and each of the warrantholders listed from time to time on the Schedule of Warrantholders attached hereto (collectively, the “Warrantholders” and each individually, a “Warrantholder”). The Investors, the Executives and the Warrantholders are collectively referred to herein as the “Stockholders” and each individually as a “Stockholder.” Capitalized terms used but not otherwise defined herein are defined in Section 11 hereof.

Certain of the Investors and HEALTHSOUTH (collectively, the “Prior Investors”) hold shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), and the Company’s preferred stock, par value $.01 per share (the “Preferred Stock”). The Executives will purchase shares of Common Stock from time to time upon exercise of options issued to such Executives pursuant to the 1998 Stock Option Plan or any successor stock option plan (the “Stock Option Plan”).

Certain of the Investors are purchasing shares of the Common Stock and Preferred Stock (i) from HEALTHSOUTH pursuant to that certain Stock Purchase Agreement dated as of the date hereof, (ii) from Nassau Capital Partners II L.P. and NAS Partners I L.L.C. pursuant to that certain Stock Purchase Agreement dated as of the date hereof or (iii) from the Company pursuant to that certain Stock Purchase Agreement dated as of the date hereof (collectively, the “Purchase Agreements”), and the obligations in the Purchase Agreements are conditioned upon the execution and delivery of this Agreement.

The Company, the Prior Investors, the Executives and the Warrantholders (collectively, the “Prior Stockholders”) are parties to an Amended and Restated Stockholders Agreement made as of December 31, 1998 and amended and restated as of March 23, 2000 (the “Prior Agreement”). The parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement.

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NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1. Board of Directors.

(a) From and after the date hereof and until the provisions of this Section 1 cease to be effective, each Stockholder shall vote all of his or its Stockholder Shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his or its control (whether in the capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

(i) the authorized number of directors on the Company’s board of directors (the “Board”) shall be established at seven (7) directors, or such greater number as is approved by a Supermajority Vote of the Stockholders;

(ii) the following persons shall be elected to the Board:

(A) (1) one (1) representative designated by Stockholders holding a majority of the shares of Common Stock within the Nassau Group (so long as such group is a Qualifying Investor Group); (2) one (1) representative designated by Stockholders holding a majority of the shares of Common Stock within the Acacia Group (so long as such group is a Qualifying Investor Group); (3) one (1) representative designated by Stockholders holding a majority of the shares of Common Stock within the Frazier Group (so long as such group is a Qualifying Investor Group); (4) one (1) representative designated by Stockholders holding a majority of the shares of Common Stock within the NEA Group (so long as such group is a Qualifying Investor Group); and (5) one (1) representative (in addition to the representative designated pursuant to the preceding clause (4)) designated by Stockholders holding a majority of the shares of Common Stock within the NEA Group so long as the NEA Group holds collectively at least 25% of the aggregate Common Stock (on a fully diluted basis) (collectively, the “Investor Directors”);

(B) the Company’s chief executive officer (the “Executive Director”) (who shall initially be Michael Weinholtz);

(C) one (1) representative that is designated by a Supermajority Vote of the Stockholders and approved by the Executive Director (the “Outside Director”); provided that no such Outside Director shall be a member of the Company’s or any Investor’s management or an employee or officer of the Company, any Investor or any of their respective Affiliates; and

(D) if the authorized number of directors on the Board is increased to a number greater than seven (7) in accordance with

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subsection (i) above, any additional directors shall be representatives that are designated by a Supermajority Vote of the Stockholders (each, a “Non-Investor Director”); provided that no such Non-Investor Director shall be a member of any Investor’s management or an employee or officer of any Investor or any Affiliate of an Investor;

(iii) except with respect to CHG Marketing and Technologies Corp., the composition of the board of directors of each of the Company’s subsidiaries (each, a “Sub Board”) shall be the same as that of the Board;

(iv) if the Board or any Sub Board forms one or more committees of the Board or such Sub Board, such committee shall, in each case, include at least one Investor Director;

(v) the removal from the Board or a Sub Board (with or without cause) of any Investor Director, the Executive Director, any Outside Director or any Non-Investor Director shall be only upon the written request of the Person or Persons originally entitled to designate such director pursuant to Section 1(a)(ii) above; provided that if the Executive Director ceases to be an employee of the Company and its subsidiaries, he shall be removed as a director promptly after his employment ceases on a date specified by the Supermajority Vote of the Stockholders; provided further that, if any Person or Persons entitled to designate a director pursuant to Section 1(a)(ii) above ceases to have the right to designate such director, such director shall be removed promptly after such Person or Persons cease to have the right to designate such director; and

(vi) in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board or a Sub Board during his or her term of office, the resulting vacancy on the Board or the Sub Board shall be filled by a representative designated by the Person or Persons originally entitled to designate such director pursuant to Section 1(a)(ii) above (so long as such Person or Persons continue to be entitled to designate a director pursuant to Section 1(a)(ii) above); provided that, if such Person or Persons are no longer entitled to designate a director pursuant to Section 1(a)(ii) above, such vacancy shall be filled by a representative designated by a Supermajority Vote of the Stockholders.

(b) There shall be at least four (4) meetings of the Board during every fiscal year, and at least one meeting shall be held in each calendar quarter during the Company’s fiscal year. The Company shall pay all out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board, any Sub Board and any committee thereof.

(c) If any party fails (but is otherwise entitled) to designate a representative to fill a directorship pursuant to the terms of this Section 1, such directorship shall not be filled and the number of directors shall be reduced accordingly; provided that the parties shall take all necessary actions to increase the Board and elect such representative if the party or parties which failed (and are otherwise entitled) to designate such a representative so directs.

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(d) The provisions of this Section 1 shall terminate automatically and be of no further force and effect upon a Qualified Public Offering.

(e) Notwithstanding anything herein to the contrary, no Warrantholder (except, in the case of any Warrantholder, with respect to any shares of Common Stock issued upon the exercise of the Warrants, and only so long as such shares in the aggregate represent 5% or more of any class of outstanding Stockholder Shares on a fully diluted basis) shall be required to vote its Stockholder Shares or any other voting securities of the Company over which it has voting control in accordance with this Section 1 and no Warrantholder (except to the extent provided in the immediately preceding parenthetical) shall be a party to this Section 1 for purposes of voting such shares in accordance with Section 1(a)(ii).

2. Irrevocable Proxy; Conflicting Agreements.

(a) In order to secure each Executive’s obligation to vote his or her Stockholder Shares and other voting securities of the Company in accordance with the provisions of Sections 1, 7 and 8 hereof, each Executive hereby appoints a representative to be elected from time to time by the Investors holding at least 66 2/3% of the Common Stock held by all Investors (which shall initially be Thomas C. Barnds) as his or her true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his or her Stockholder Shares and other voting securities of the Company for the election and/or removal of directors and all such other matters as expressly provided for in Sections 1, 7 and 8 hereof. Such representative may exercise the irrevocable proxy granted to him hereunder at any time such Executive fails to comply with the provisions of this Agreement, and shall vote all securities with respect to which he is exercising his proxy in the same manner and in the same proportion as the Investors. The proxies and powers granted by each Executive pursuant to this Section 2 are coupled with an interest and are given to secure the performance of such Executive’s obligations to the Investors under this Agreement. Such proxies and powers will be irrevocable for the term of this Agreement and will survive the death, incompetency or disability of such Executive and the respective holders of his or her Stockholder Shares and other voting securities of the Company.

(b) Each Stockholder represents that he or it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

3. Financial Statements And Other Information. The Company shall deliver the following to the Stockholder of each Investor Group which holds the largest number of Stockholder Shares (so long as such Investor Group holds any Stockholder Shares), to each holder of at least 10% of the outstanding Stockholder Shares of any class (on a fully-diluted basis) and to the designee of the Warrantholders; provided, however, that the Company shall have no obligation to make any such delivery if the Stockholders waive such delivery requirements by Supermajority Vote:

(a) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of

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income and cash flows of the Company and its subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and an unaudited consolidated balance sheet of the Company and its subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company’s annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by the Company’s chief financial officer;

(b) within 90 days after the end of each fiscal year, consolidated statements of income and cash flows of the Company and its subsidiaries for such fiscal year, and consolidated balance sheets of the Company and its subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company’s annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing, (b) a certificate from such accounting firm, addressed to the Company’s board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default by the Company or any subsidiary thereof in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any subsidiary is a party or, if such accountants have reason to believe any default by the Company or any subsidiary thereof exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm’s annual management letter to the Board;

(c) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company’s operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

(d) at least 30 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, a letter from the Company’s chief executive officer or chief financial officer explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

(e) promptly (but in any event within five (5) business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its subsidiaries is a party or any other material adverse change, event or circumstance affecting the Company or any subsidiary thereof (including, without limitation, the filing of any material litigation against the Company or any subsidiary thereof or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), a letter from the Company’s chief executive officer or chief financial officer specifying the nature and period

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of existence thereof and what actions the Company and its subsidiaries have taken and propose to take with respect thereto;

(f) within ten (10) days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company’s and its subsidiaries’ businesses; and

(g) with reasonable promptness, such other information and financial data concerning the Company and its subsidiaries as any Person entitled to receive information under this Section 3 may reasonably request.

Each of the financial statements referred to in Section 3(a) and 3(b) above shall fairly present the financial condition and results of operation of the Company as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be a materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its subsidiaries taken as a whole).

Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding the Company and its subsidiaries under this Section 3 or under Section 4 shall use its best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company has reasonably designated as proprietary or confidential in nature; provided that each such Person may, to the extent necessary, disclose such information in connection with the sale or transfer of any Stockholder Shares, if such Person’s transferee agrees in writing to be bound by the provisions hereof.

4. Inspection of Property. The Company shall permit any representatives designated by any Investor Group (so long as such Investor Group holds any Stockholder Shares) or any holder of at least 10% of the outstanding Stockholder Shares of any class upon reasonable notice and during normal business hours to (i) visit and inspect any of the properties of the Company and its subsidiaries, (ii) examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its subsidiaries. The presentation of an executed copy of this Agreement by any member of an Investor Group or any such holder of Stockholder Shares to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Persons.

5. Restrictions on Transfer.

(a) [Reserved]

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(b) Transfer of Stockholder Shares. No Stockholder shall Transfer any interest in any Stockholder Shares or any Warrants, except pursuant to (i) Section 5(e), (ii) Section 7 below, or (iii) a Public Sale (each, an “Exempt Transfer”) without first complying with this Section 5(b) and Sections 5(c) and 5(d) below to the extent that such sections apply to sales by such Stockholder. Prior to making any Transfer (other than an Exempt Transfer), the transferring Stockholder (the “Transferring Stockholder”) shall deliver written notice of the proposed Transfer (the “Offer Notice”) to the Company and each of the Investors and other Tag-Along Stockholders. The Offer Notice shall disclose in reasonable detail the proposed class and number of Stockholder Shares to be transferred or, in the case of a Transfer of Warrants, the class and number of Stockholder Shares issuable upon exercise of such Warrants, the proposed terms and conditions of the Transfer and the identity of the prospective transferree(s) (if known). No Stockholder shall consummate any Transfer until forty (40) days after the Offer Notice has been given to the Company and to each of the Investors, unless the parties to the Transfer have been finally determined pursuant to this Section 5 prior to the expiration of such 40-day period (the “Election Period”). The date of the first to occur of such events is referred to herein as the “Authorization Date”.

(c) First Offer Rights. First, the Company may elect to purchase all (but not less than all) of the Stockholder Shares or Warrants, as the case may be, specified in the Offer Notice at the price and on the same terms and conditions as those set forth in the Offer Notice by delivering a written notice of such election to the Transferring Stockholder and each Investor Group within twenty (20) days after the Offer Notice has been delivered to the Company. If the Company has not elected to purchase all Stockholder Shares or Warrants to be transferred within such twenty-day period, the Investor Groups may elect to purchase in the aggregate all (but not less than all) of the Stockholder Shares or Warrants, as the case may be, to be transferred (as applicable, the “Available Shares” or “Available Warrants”) at the price and on the same terms and conditions as those set forth in the Offer Notice by delivering written notice of such election to the Transferring Stockholder within thirty (30) days after the Offer Notice has been delivered to the Investor Groups. In the event that the Investor Groups in the aggregate elect to purchase more than the Available Shares or Available Warrants, as the case may be, then the number of Available Shares or Available Warrants to be purchased by each Investor Group that has elected to purchase more than its pro rata share of Available Shares or Available Warrants (based upon the number of Stockholder Shares (excluding Preferred Stock) held by all such Investor Groups) shall be reduced on a pro rata basis in proportion to the number of Stockholder Shares (excluding Preferred Stock) held by all Investor Groups that have elected to purchase more than their pro rata share that are not owned by such holder. Each Investor Group shall allocate the Stockholder Shares or Warrants so purchased among the Stockholders comprising such Investor Group pro rata according to the aggregate number of shares of such class of Stockholder Shares, or, in the case Warrants are purchased, according to the aggregate number of shares of the class of Stockholder Shares into which such Warrants are exercisable, held by each such Stockholder (on a fully diluted basis) or in such other manner as the Stockholders comprising such Investor Group shall from time to time agree. To the extent that the Company or the Investor Groups have not elected to purchase in the aggregate all of the Stockholder Shares or Warrants specified in the Offer Notice, the Transferring Stockholder may Transfer such Stockholder Shares or Warrants, as the case may be, to one or more third parties, subject to the provisions of Sections 5(d) and 5(f) below, at a price no less than the price per share or per Warrant, as applicable, specified in the Offer Notice and on terms no more favorable

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to the transferee(s) thereof than the terms offered to the Company and the Investor Groups in the Offer Notice during the 60-day period immediately following the Authorization Date. Any Stockholder Shares or Warrants not transferred within such 60-day period shall be reoffered to the Company and the Investor Groups under this Section 5(c) prior to any subsequent Transfer (that is subject to this Section 5(c)). If the Company or any of the Investor Groups have elected to purchase Stockholder Shares or Warrants hereunder, the Transfer of such shares or Warrants to the Company or the Investor Groups, as the case may be, shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within fifteen (15) days after the expiration of the Election Period (it being understood that, if such Transfer to the Company or the Investor Groups, as the case may be, is not consummated within such 15-day period (other that as the result of actions or failures to act on the part of the Transferring Stockholder), the Transferring Stockholder shall be permitted to Transfer such Stockholder Shares or Warrants to one or more third parties during the 60-day period commencing on the 16th day after the end of the Election Period on terms no more favorable to such transferee(s) than the terms offered to the Company and the Investor Groups pursuant to this Section 5(c)).

(d) Participation Rights. At least forty (40) days prior to any Transfer of Stockholder Shares (other than pursuant to a Public Sale or a Transfer to the Company or an Investor Group pursuant to Section 5(c) above and specifically excluding the Warrants and any Exempt Transfer), the Transferring Stockholder shall deliver a written notice (the “Sale Notice”) to the Company and each of the Tag-Along Stockholders (as defined below), specifying in reasonable detail the class and number of Stockholder Shares to be transferred, the proposed terms, and conditions of the proposed Transfer and the identity of the prospective transferee(s) (which notice may be the same notice and given at the same time as the Offer Notice under Section 5(c) above where applicable). If neither the Company nor the Investor Groups have elected to purchase all of the Stockholder Shares specified in the Sale Notice, each member of each Investor Group, each Qualifying Executive and each Warrantholder which holds Stockholder Shares of the class to be transferred or, in the case of any Warrantholder, holds Warrants exercisable for the class of shares to be transferred (collectively, the “Tag-Along Stockholders”), may elect to participate in the contemplated Transfer by delivering written notice (the “Tag-Along Notice”) to the Transferring Stockholder and the Company within 35 days after receipt by the Stockholders of the Sale Notice. If any Tag-Along Stockholder in addition to the Transferring Stockholder has elected to participate in such Transfer, the Transferring Stockholder and each such electing Tag-Along Stockholder shall be entitled to sell in the contemplated Transfer, at the same price per share and on the same terms, a number of Stockholder Shares of such class equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares of such class held by such Person (assuming the exercise of all Warrants) by the aggregate percentage of Stockholder Shares of such class owned by the Transferring Stockholder and the Tag-Along Stockholders participating in such Transfer (assuming the exercise of all Warrants) and (ii) the number of Stockholder Shares of such class to be sold in the contemplated Transfer. Notwithstanding the foregoing, in the event that the Transferring Stockholder intends to Transfer more than one class of Stockholder Shares, each Tag-Along Stockholder participating in such Transfer shall be required to sell in the contemplated Transfer a pro rata portion of Stockholder Shares of all such classes (to the extent such Tag-Along Stockholder owns any shares of such other classes of Stockholder Shares or

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Warrants exercisable for shares of such other classes of Stockholder Shares), which portion shall be determined in the manner set forth immediately above.

For example, if the Sale Notice contemplated a sale of 100 shares of Common Stock by the Transferring Stockholder, and if the Transferring Stockholder at such time owns 30% of all shares of Common Stock and if one Tag-Along Stockholder elects to participate and owns 20% of all shares of Common Stock, the Transferring Stockholder would be entitled to sell 60 shares (30% ÷ 50% x 100 shares) and the Tag-Along Stockholder would be entitled to sell 40 shares (20% ÷ 50% x 100 shares).

The Transferring Stockholder shall use best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Tag-Along Stockholders in the contemplated Transfer, and no Transferring Stockholder shall Transfer any Stockholder Shares to any prospective transferee(s) if such transferee(s) refuses to allow the participation of the Tag-Along Stockholders, unless the Transferring Stockholder offers to purchase from each Tag-Along Stockholder (immediately following the Transferring Stockholder’s Transfer to such transferee(s)), such number and class of Stockholder Shares as the given Tag-Along Stockholder elected to sell in the Transfer pursuant to this Section 5(d), in each case on the same terms and conditions as the Transferring Stockholder transferred its Stockholder Shares.

Any Tag-Along Stockholder participating in the contemplated Transfer which does not hold enough Stockholder Shares of a particular class to cover the number of Stockholder Shares of such class which such Tag-Along Stockholder proposes to include in such Transfer but which holds Warrants exercisable for additional Stockholder Shares of such class shall, as a condition to participating in such Transfer, exercise its Warrants for a number of Stockholder Shares of such class equal to the number of Stockholder Shares of such class being Transferred by such Tag-Along Stockholder pursuant to this Section 5(d) less the number of Stockholder Shares of such class which such Tag-Along Stockholder holds and intends to include in the Transfer (it being understood that, if such Transfer is not consummated, such Tag-Along Stockholder shall be entitled to rescind its exercise and to receive replacement Warrants for the Warrants exercised in anticipation of such Transfer).

(e) Certain Permitted Transfers. The restrictions contained in this Section 5 shall not apply with respect to Transfers of Stockholder Shares or Warrants (i) in the case of an Executive, (A) by will or pursuant to applicable laws of descent and distribution and among Executive’s family group, or (B) to the Company upon a repurchase of such Stockholder Shares by the Company in accordance with any of the Company’s stock option plans and any stock option agreement thereunder, (ii) in the case of an Investor or a Warrantholder, among its Affiliates and (iii) in the case of any Warrantholder, in connection with (A) any Transfer to any other Lender under the Credit Agreement (as hereinafter defined) or (B) any Transfer deemed necessary to comply with any requirement of law, regulation or order or request from a regulatory authority; provided that such restrictions shall continue to be applicable to Stockholder Shares or Warrants, as the case may be, after any such Transfer and the transferees of such Stockholder Shares or Warrants (“Permitted Transferees”) shall have agreed in writing to be bound by the provisions of this Agreement. An Executive’s “family group” means such executive’s spouse and descendants (whether natural or adopted) and any trust solely for the

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benefit of such Executive and/or such executive’s spouse and/or descendants. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee.

(f) Recapitalization Treatment. Notwithstanding anything contained in this Section 5 to the contrary, in connection with any Transfer of Stockholder Shares (other than shares received upon the exercise of the Warrants) by a Stockholder (or a Permitted Transferee) in accordance with the terms and conditions contained in this Agreement (other than pursuant to Section 7 below prior to a Public Offering), such Stockholder (or such Permitted Transferee) shall cause to be provided to the Stockholder of each Investor Group holding the largest number of Stockholder Shares such information as is necessary for each such Stockholder to be satisfied in its sole discretion that, after giving effect to such Transfer, the transactions contemplated hereby and in the other Transaction Documents, when viewed collectively, shall continue to qualify as a recapitalization for accounting purposes and each such Stockholder shall have received such opinions and advice as it deems necessary from the Company’s accountants and advisers as to such recapitalization treatment. No Stockholder (or Permitted Transferee) shall Transfer any Stockholder Shares unless and until all conditions set forth in the preceding sentence are satisfied to the satisfaction of the Stockholder of each Investor Group holding the largest number of Stockholder Shares in its sole discretion.

(g) Termination of Restrictions. The restrictions on the Transfer of Stockholder Shares and Warrants set forth in this Section 5 shall continue with respect to each Stockholder Share and each Warrant following any Transfer thereof (other than pursuant to a Public Sale or a Sale of the Company); provided that in any event such restrictions shall terminate on the first to occur of a Sale of the Company or (other than with respect to the Executives) a Qualified Public Offering and, with respect to the Executives, 15 months following a Qualified Public Offering.

6. Legend. Each certificate evidencing Stockholder Shares or Warrants and each certificate issued upon exercise of the Warrants or in exchange for or upon the transfer of any Stockholder Shares or Warrants (if such shares remain Stockholder Shares or Warrants as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be sold or transferred in the absence of an effective registration statement under the Act or an exemption from registration thereunder. The securities represented by this certificate are also subject to a Second Amended and Restated Stockholders Agreement dated as of March 25, 2003, among the issuer of such securities (the “Company”) and certain of the Company’s equityholders, as further amended and modified from time to time in accordance with its terms. A copy of such Stockholders Agreement will be furnished without charge by the Company to the holder hereof upon written request.”

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The Company shall imprint such legend on certificates evidencing Stockholder Shares and Warrants outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with the definition thereof.

7. Sale of the Company.

(a) The Company may at the request of a Supermajority Vote of the Stockholders made at any time, seek to effectuate a Sale of the Company. If a Supermajority Vote of the Stockholders requests that a Sale of the Company be sought, then (unless the Supermajority Vote directs otherwise), the Company shall promptly engage an investment banking firm of nationally-recognized standing which is selected by a Supermajority Vote of the Stockholders, to solicit bids (pursuant to a process approved by the Board in accordance with its fiduciary duties) on behalf of the Company and the Stockholders from prospective parties to a Sale of the Company. Each of the Stockholders, the Company and the Board shall take all actions which the Board or the Supermajority Vote of the Stockholders may reasonably request in connection with such retention and solicitation effort. Each Stockholder shall have the right to bid or participate in a bid for the Company on an arms-length basis and the Company and the Stockholders shall consider in good faith all bona fide offers received by the Company for a Sale of the Company.

(b) The Company shall select from among the bids received by a Supermajority Vote of the Stockholders (and if no such Supermajority Vote is obtained shall not consummate such Sale of the Company) and shall consummate a Sale of the Company on such terms as are approved by a Supermajority Vote of the Stockholders. If a Supermajority Vote of the Stockholders approves a Sale of the Company, whether pursuant to the procedures set forth in this Section 7 or otherwise (an “Approved Sale”), the Company shall deliver a notice of such Approved Sale (an “Approved Sale Notice”) (which notice shall set forth the amount and form of consideration per share proposed to be paid in connection with such Sale of the Company) to each holder of Stockholder Shares and Warrants, and each holder of Stockholder Shares and, to the extent applicable, each holder of Warrants, shall vote for, consent to and raise no objections against such Approved Sale. In connection with an Approved Sale, each holder of Warrants hereby agrees to exercise all Warrants held by such Person no later than immediately prior to consummation of such Approved Sale (and any Warrants not so exercised shall be deemed exercised immediately prior to consummation of such Approved Sale). If an Approved Sale is structured as a (A) merger or consolidation, each holder of Stockholder Shares (including, for such purpose, any holder of Warrants exercising, or deemed to have exercised, such Warrants in accordance with the preceding sentence) hereby waives any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation or (B) sale of stock, each holder of Stockholder Shares (including, for such purpose, any holder of Warrants exercising, or deemed to have exercised, such Warrants in accordance with the preceding sentence) hereby agrees to sell all of its Stockholder Shares (including any Stockholder Shares received upon exercise, or deemed exercise, of Warrants pursuant to the preceding sentence) on the terms and conditions approved by the Supermajority Vote. The Company and each holder of Stockholder Shares and Warrants shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Supermajority Vote of the Stockholders. Upon the consummation of an Approved Sale each holder of Stockholder Shares (including for

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such purpose all holders of Warrants exercising, or deemed to have exercised, such Warrants in connection with such Approved Sale) participating in such sale will receive the same form of consideration and the same portion of the aggregate consideration that such Person would have received with respect to such Stockholder Shares if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately prior to such Sale of the Company. If any holder of such Stockholder Shares (including for such purpose all holders of Warrants, exercising, or deemed to have exercised, such Warrants in connection with such Approved Sale) fails to deliver certificates representing its Stockholder Shares or Warrants, as the case may be, as required by this Section 7 or otherwise fails to comply with its obligations required by this Section 7, such holder (A) shall not be entitled to the consideration it is to receive in the Approved Sale until it cures such failure (provided, that after curing such failure it shall be so entitled to such consideration without interest), (B) shall for all purposes be deemed no longer to be a stockholder of the Company and have no voting rights, (C) shall not be entitled to any dividends or other distributions declared after the Approved Sale with respect to the Stockholder Shares held by it, (D) shall have no other rights or privileges granted to Stockholders under this or any future agreement and (E) in the event of liquidation of the Company, its rights with respect to any consideration it would have received if it had complied with this Section 7, if any, shall be subordinate to the rights of any equity holder. Notwithstanding anything to the contrary in this Section 7, any holder of Warrants exercising such Warrants in connection with an Approved Sale shall be entitled to rescind its exercise in the event that such Approved Sale is not consummated and to receive replacement Warrants for the Warrants exercised in anticipation of such Approved Sale.

(c) The Company will pay the costs of any sale of Stockholder Shares and Warrants pursuant to a Sale of the Company to the extent such costs are incurred for the benefit of all or substantially all of the holders of Stockholder Shares and Warrants and are not otherwise paid by the acquiring party, but including in any event the reasonable fees and disbursements of one counsel chosen by the Nassau Group (with the approval of each of the Investor Groups, not to be unreasonably withheld). Costs incurred by any holder of Stockholder Shares or Warrants on its own behalf will not be considered costs of the transaction hereunder.

(d) Each holder of Stockholder Shares (including each holder of Warrants which exercises, or is deemed to have exercised, its Warrants in connection with such Sale of the Company) participating in a Sale of the Company shall join in and pay its share of the indemnification or other post-closing obligations that the Company or other holders of Stockholders Shares participating in a Sale of the Company (in their capacities as such) are providing in connection with any Sale of the Company which is approved pursuant to this Section 7 (such share being based on the excess of the amount that such holder received in connection with the consummation of such Sale of the Company over the amount that such holder would have received had the aggregate consideration from such Sale of the Company been reduced by the aggregate amount of the indemnification and other post-closing payments that are made by the Company and the holders in connection with such Sale of the Company through the date of determination); provided, however, that the foregoing shall not apply to any such obligations that relate specifically to a particular holder of Stockholder Shares or Warrants (such as indemnification with respect to representations and warranties given by a holder regarding such holder’s title to and ownership of Stockholder Shares or Warrants), in which case

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the holder to which such obligations relate shall be solely responsible therefor; provided further that no holder shall be obligated to join in and pay its share of such indemnification or other post-closing obligations unless an Investor Group is providing, or joining in to provide, its share of such indemnification or other post-closing obligation; and provided further that no holder shall be obligated in connection with such Sale of the Company to agree to indemnify or hold harmless the prospective transferee(s) with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Sale of the Company.

(e) The restrictions set forth in this Section 7 shall terminate immediately prior to the consummation of an IPO (as hereinafter defined).

8. Public Offering. If at any time a Supermajority Vote of Stockholders approves an initial Public Offering of any equity securities of the Company to be registered under the Securities Act (an “IPO”), the holders of Stockholder Shares, the holders of Warrants and the Company will take all reasonably necessary or desirable actions in connection with the consummation of such IPO approved by a Supermajority Vote. In the event that such IPO is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the capital stock structure of the Company will adversely affect the marketability of the offering, each holder of Stockholder Shares and, to the extent applicable, each holder of Warrants will consent to and vote for a recapitalization, reorganization and/or exchange of capital stock into securities that the managing underwriters and a Supermajority Vote of the Stockholders find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the economic values reflected by the rights and preferences set forth in the Company’s Certificate of Incorporation or Warrants (to the extent applicable) as in effect immediately prior to the IPO. Without limiting the generality of the foregoing, if requested by the managing underwriters, each holder of Warrants will exercise such Warrants prior to such IPO, as directed by the managing underwriters.

9. Preemptive Rights.

(a) Except for revolving or term debt obtained by the Company from financial institutions and the issuance of Common Stock, Preferred Stock, Warrants or any other debt or equity securities of the Company (including, without limitation, any options, warrants or other securities exercisable for or convertible into shares if the Company’s equity securities) (i) to any of the Company’s or any subsidiary’s employees, consultants, officers or directors pursuant to arrangements approved by the Board and in accordance with Section 10 below (including, without limitation, the exercise of options issued pursuant to a stock option plan approved in accordance therewith), (ii) in connection with acquisitions approved by the Board and in accordance with Section 10 below, (iii) in connection with debt financing transactions with financial institutions approved by the Board and in accordance with Section 10 below (including, without limitation, all Warrants and Stockholder Shares issued to New York Life Insurance Company and its transferees as contemplated by Section 27), (iv) pursuant to a Public Offering registered under the Securities Act, or (v) pursuant to a high yield offering of debt securities pursuant to Rule 144A (or any similar or successor rule) promulgated under the Securities Act, if the Company at any time after the date of this Agreement and prior to the consummation of the earlier of a Sale of the Company or a Qualified Public Offering, authorizes

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the issuance or sale of any Common Stock or Preferred Stock or any securities containing options or rights to acquire any Common Stock, Preferred Stock or any other debt or equity securities of the Company other than as a dividend on the outstanding Common Stock, the Company shall first offer to sell to each Group a portion of such stock or other securities specified in this Section 9(a). If the stock or securities being offered are of a class of stock or securities which is outstanding prior to such issuance or are convertible into, or exercisable for, a class of stock or securities outstanding prior to such issuance, the portion of such stock or securities offered to each Group shall be, in each case, equal to the quotient determined by dividing (1) the number of shares of stock or securities of such class (or the class into which such securities are convertible or exercisable) held by such Group by (2) the total number of shares of stock or securities of such class (or the class into which such securities are convertible or exercisable) outstanding on a fully diluted basis immediately prior to such issuance, and held by all Groups. If the stock or securities being offered are of a class of stock or securities which is not outstanding prior to such issuance and are not convertible into, or exercisable for, a class of stock or securities outstanding prior to such issuance, the portion of such stock or securities offered to each Group shall, in each case, be equal to the quotient determined by dividing (1) the number of shares of Common Stock held by such Group by (2) the total number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance, and held by all Groups. Each Person purchasing any stock or other debt or equity securities of the Company pursuant to the preceding sentence shall also purchase the same percentage of any other class of Company securities (whether debt or equity) being sold with such stock or securities. Each member of each Group shall be entitled to purchase all or any portion of such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons.

(b) In order to exercise its purchase rights hereunder, each member of a Group must within 30 days after receipt of written notice from the Company describing in reasonable detail the Common Stock, Preferred Stock or other debt or equity securities of the Company being offered, the purchase price thereof, the payment terms, the proposed closing date, and such Person’s percentage allotment, deliver a written notice to the Company describing its election hereunder. If all of the Common Stock, Preferred Stock and other debt or equity securities of the Company offered to the members of the Groups is not fully subscribed by such Persons, the remaining stock and securities shall be reoffered by the Company to the Groups purchasing their full allotment upon the terms set forth in this paragraph, except that such Persons must exercise their purchase rights within 15 days after receipt of such reoffer.

(c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which members of the Groups have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered pursuant to the terms of this Section 9.

(d) Notwithstanding anything contained in this Section 9 to the contrary, in connection with the issuance and sale of any Common Stock, Preferred Stock or other debt or equity securities of the Company, the Company shall cause to be provided to the Stockholder of each Investor Group holding the largest number of Stockholder Shares such

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information as is necessary for each such Stockholder to be satisfied in its sole discretion that, after giving effect to such issuance and sale of stock or other securities, the transactions contemplated hereby and in the other Transaction Documents when viewed collectively, shall continue to qualify as a recapitalization for accounting purposes and each such Stockholder shall have received such opinions and advice as it deems necessary from its accountants and advisers as to such recapitalization treatment. The Company shall not issue or sell any Common Stock, Preferred Stock or other debt or equity securities of the Company unless and until all conditions set forth is the preceding sentence are satisfied to the satisfaction of the Stockholder of each Investor Group holding the largest number of Stockholder Shares, in its sole discretion.

10. Governance. Until the consummation of a Qualified Public Offering, the Company shall not take any of the following actions without the Supermajority Vote of the Stockholders:

(a) directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities, except for (A) dividends payable in Common Stock issued upon the outstanding Common Stock and (B) accrual or payment of dividends on Preferred Stock pursuant to the terms of the Certificate of Incorporation;

(b) directly or indirectly redeem, purchase or otherwise acquire, or permit any subsidiary to redeem, purchase or otherwise acquire, any of the Company’s or any subsidiary’s capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) other than the Preferred Stock pursuant to the terms of the Certificate of Incorporation, except for (A) repurchases of Common Stock from employees of the Company and its subsidiaries upon termination of their employment pursuant to arrangements approved by the Board or applicable Sub Board, (B) repurchases contemplated by this Agreement and (C) redemptions of the Warrants permitted or required by the terms set forth therein;

(c) except as expressly contemplated by the Stock Option Plan, the Recapitalization Agreement or the other Transaction Documents, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (A) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (B) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities); provided that the Company may authorize, issue or enter into any agreement without the consent of a Supermajority Vote of the Stockholders for the issuance of any debt or equity securities not to exceed $5,000,000 in the aggregate in any twelve-month period;

(d) make, or permit any subsidiary to make, any loans or advances to, guarantees for the benefit of, or investments in, any Person (other than a wholly-owned subsidiary), except for (A) reasonable advances to employees in the ordinary course of business, (B) acquisitions permitted pursuant to subsection (h) below and (C) investments having a stated maturity no greater than one (1) year from the date the Company makes such investment in

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(1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million or (3) commercial paper with a rating of at least “Prime-I” by Moody’s Investors Service, Inc.;

(e) merge or consolidate with any Person or, except as permitted by subsection (h) below, permit any subsidiary to merge or consolidate with any Person (other than the Company or another wholly-owned subsidiary of the Company), except pursuant to Section 7 hereof,

(f) sell, lease or otherwise dispose of, or permit any subsidiary to sell, lease or otherwise dispose of, more than 10% of the consolidated assets of the Company and its subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business), except pursuant to Section 7 hereof,

(g) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes), except pursuant to Section 7 hereof,

(h) acquire, or permit any subsidiary to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including, without limitation, the assumption of liabilities whether direct or indirect) exceeding $10,000,000 in any one transaction or exceeding $15,000,000 in any twelve-month period;

(i) enter into, or permit any subsidiary to enter into, the ownership, active management or operation of any business other than health care staffing and related businesses;

(j) become subject to, or permit any of its subsidiaries to become subject to (including, without limitation, by way of amendment to or modification of), any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another subsidiary or (b) the Company’s right to perform the provisions of this Agreement, the Registration Agreement, the Certificate of Incorporation or the Company’s bylaws;

(k) except as expressly contemplated by this Agreement in connection with issuances of Stockholder Shares permitted by this Agreement, make any amendment to the Certificate of Incorporation (including, without limitation, increasing the authorized number of any class of capital stock of the Company) or the Company’s bylaws, or file any resolution of the board of directors with the Delaware Secretary of State;

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(l) enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any subsidiary’s officers, directors, employees, stockholders or any other Person controlling, controlled by or under common control with any such Person or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements with employees that are not members of the senior management of the Company or any of its subsidiaries and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement;

(m) increase any compensation (including salary, bonuses and other forms of current and deferred compensation) payable to any officer or director of the Company or any subsidiary, except for increases in the ordinary course of business consistent with past practice;

(n) establish or acquire any subsidiaries other than wholly-owned subsidiaries or any subsidiaries organized outside of the United States and its territorial possessions;

(o) create, incur, assume or suffer to exist, or permit any subsidiary to create, incur, assume or suffer to exist, Indebtedness exceeding an aggregate principal amount of $5,000,000 outstanding at any time on a consolidated basis;

(p) create, incur, assume or suffer to exist, or permit any subsidiary to create, incur, assume or suffer to exist, any Liens other than Permitted Liens;

(q) make any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) in excess of the amounts permitted under the Credit Agreement or any other credit documents in effect from time to time between the Company and/or its subsidiaries and their senior lenders;

(r) enter into any leases or other rental agreements (excluding capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) under which the amount of the aggregate lease payments for all such agreements exceeds $1,000,000 on a consolidated basis for any twelve-month period;

(s) change its fiscal year;

(t) approve the Company’s and each subsidiary’s annual budget or incur any expenditure or take any action which would result in a material deviation from such an approved budget;

(u) change the authorized size of the Board from seven (7) members, except as contemplated by Section 1(c);

(v) amend or modify any stock option plan or employee stock ownership plan as in existence as of the Closing, adopt any new stock option plan or employee

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stock ownership plan or issue any Common Stock to its or its Subsidiaries employees other than pursuant to the Company’s existing stock option and employee stock ownership plans;

(w) hire, terminate, suspend, promote or demote any executive employee or other member of the Company’s senior management team or the senior management team of any of its subsidiaries;

(x) issue, sell or otherwise dispose of, or permit any subsidiary to issue, sell or otherwise dispose of, any of the capital stock, or rights to acquire the capital stock, of any subsidiary to any Person other than the Company or a wholly-owned subsidiary in any transaction or series of related transactions (other than in the ordinary course of business); or

(y) take any other material action outside the Company’s ordinary course of business.

11. Definitions.

“Acacia Group” means Acacia Venture Partners (“Acacia”) and South Pointe Venture Partners together with their respective transferees, successors and assigns that are or become a party to this Agreement (other than the Company and any Investor other than Acacia).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise. Without limiting the generality of the foregoing, an Affiliate of any Investor means any general or limited partner of such Investor or any other individual, entity or investment fund controlling, controlled by or under common control with the Investor.

“Closing” shall have the meaning set forth in the Recapitalization Agreement.

“Frazier Group” means Frazier Healthcare IV, L.P. (“Frazier Healthcare”) and Frazier Affiliates IV, L.P. (“Frazier Affiliates”) together with their respective transferees, successors and assigns that are or become a party to this Agreement (other than the Company and any Investor other than Frazier Healthcare or Frazier Affiliates).

“Group” means any Investor Group.

“Investor Group” means any of the Acacia Group, the Nassau Group, the NEA Group, the Frazier Group or the Prospect Group.

“Nassau Group” means Nassau Capital Partners II L.P. (“Nassau”) and NAS Partners I L.L.C. (“NAS”) together with their respective transferees, successors and assigns that are or become a party to this Agreement (other than the Company and any Investor other than Nassau or NAS).

“NEA Group” means New Enterprise Associates VIII, Limited Partnership (“NEA III”), NEA Presidents Fund, L.P. (“NEA Presidents”), NEA Ventures 1998, L.P.

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(“NEA 1998”), New Enterprise Associates 10, Limited Partnership (“NEA 10”), New Enterprise Associates 8A, Limited Partnership (“NEA 8A”) and Charles Linehan (“Linehan”) together with their respective transferees, successors and assigns that are or become a party to this Agreement (other than the Company and any Investor other than NEA VIII, NEA Presidents, NEA 1998, NEA 10, NEA 8A or Linehan).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity or any department, agency or political subdivision thereof.

“Prospect Group” means Prospect Venture Partners II, L.P. (“Prospect Venture Partners II”) and Prospect Associates II, L.P. (“Prospect Associates II”) together with their respective transferees, successors and assigns that are or become a party to this Agreement (other than the Company and any Investor other than Prospect Venture Partners II or Prospect Associates II).

“Public Offering” means the sale in a bona fide underwritten public offering registered under the Securities Act of the Company’s equity securities approved by the Board.

“Public Sale” means (i) any sale pursuant to a registered public offering under the Securities Act or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

“Qualifying Executive” means any Executive who holds Common Stock in excess of 2% of the aggregate Common Stock.

“Qualifying Investor Group” means any Investor Group so long as such Investor Group holds collectively at least 11% of the aggregate Common Stock (on a fully diluted basis); provided, that each of the Frazier Group and the Prospect Group shall be a Qualifying Investor Group so long as the Frazier Group and the Prospect Group collectively hold at least 11% of the aggregate Common Stock (on a fully diluted basis).

“Qualified Public Offering” means the sale in a bona fide Public Offering of the Company’s equity securities which is approved by a Supermajority Vote of the Stockholders.

“Registration Rights Agreement” means that certain Second Amended and Restated Registration Rights Agreement, dated as of the date hereof, among the Company and certain of its stockholders name therein.

“Sale of the Company” means (a) any sale of all or substantially all (as described in the commentary to the Model Business Corporation Act) of the assets of the Company and its subsidiaries on a consolidated basis in one transaction or series of related transactions (but excluding sales to Affiliates), (b) any sale of greater than fifty percent (50%) of the Common Stock in one transaction or series of related transactions or (c) a merger or consolidation, exchange of capital stock, or other transaction which accomplishes one of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

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“Stockholder Shares” means (i) any Common Stock and any Preferred Stock purchased or otherwise acquired by any Stockholder, (ii) any equity securities of the Company issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, (iii) any Common Stock and any Preferred Stock acquired by any Stockholder upon exercise of Warrants issued to or otherwise acquired by such Stockholder, (iv) any equity securities of the Company issued or issuable directly or indirectly with respect to the securities issued upon exercise of the Warrants described in (iii) above and (v) any other class or series of capital stock of the Company held by a Stockholder; provided that Stockholder Shares shall not include (x) any nonvoting stock for purposes of Section 1 hereof or (y) any Preferred Stock for purposes of voting or consent hereunder (including but not limited to a Supermajority Vote hereunder). As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, in each case pursuant to the terms hereof.

“Supermajority Vote” means the affirmative vote of 66 2/3% of the Stockholder Shares entitled to vote on the given matter.

“Warrants” means any warrants issued by the Company which are exercisable into shares of Common Stock or Preferred Stock of the Company that are issued to or otherwise acquired by a Warrantholder or other Stockholder.

Capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Recapitalization Agreement.

12. Transfers, Transfers in Violation of Agreement. Prior to transferring any Stockholder Shares or Warrants to any person or entity (other than pursuant to an IPO or a Public Sale), the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders party hereto a counterpart of this Agreement and such transferee shall thereby become a party to this Agreement as a Stockholder and an Investor, an Executive, or a Warrantholder, as applicable, hereunder. Any Transfer or attempted Transfer of any Stockholder Shares or Warrants in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares or Warrants as the owner of such shares or Warrants for any purpose.

13. Additional Stockholders. In connection with the issuance of any additional equity securities of the Company, the Company may (with the approval of the Board) permit such person to become, and, in the case of persons exercising stock options issued pursuant to the Stock Option Plan or any successor plan, shall upon exercise of such options require such person to become, a party to this Agreement and to succeed to all of the rights and obligations of a “Stockholder” under this Agreement by obtaining an executed counterpart signature page to this Agreement. Upon such execution, such person shall for all purposes be a

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“Stockholder” and, as applicable, a member of a Group, an “Executive,” or a “Warrantholder” party to this Agreement.

14. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company, the Stockholders, or the Warrantholders unless such modification, amendment or waiver is approved in writing by the Company and a Supermajority Vote of the Stockholders; provided that no such amendment or modification that would materially and adversely affect holders of one class or group of Stockholder Shares, including any Investor Group, or any group of Warrants (other than amendments and modifications in connection with the issuances of Stockholder Shares pursuant to Section 13), shall be effective against the holders of such class or group of Stockholder Shares or Warrants without the prior written consent of: (x) Stockholders holding at least a majority of such class or group materially and adversely affected thereby or (y) holders of Warrants exercisable into a majority of shares into which all Warrants of that materially and adversely affected group of Warrants are exercisable, as applicable; provided further, that notwithstanding the foregoing, Section 1(a)(ii)(A)(1) of this Agreement shall not be amended or waived without the written consent of Stockholders holding a majority of the shares of Common Stock within the Nassau Group (so long as such group is a Qualifying Investor Group); Section 1(a)(ii)(A)(2) of this Agreement shall not be amended or waived without the written consent of Stockholders holding a majority of the shares of Common Stock within the Acacia Group (so long as such group is a Qualifying Investor Group); Section 1(a)(ii)(A)(3) of this Agreement shall not be amended or waived without the written consent of Stockholders holding a majority of the shares of Common Stock within the Frazier Group (so long as such group is a Qualifying Investor Group); Section 1(a)(ii)(A)(4) of this Agreement shall not be amended or waived without the written consent of Stockholders holding a majority of the shares of Common Stock within the NEA Group (so long as such group is a Qualifying Investor Group); and Section 1(a)(ii)(A)(5) of this Agreement shall not be amended or waived without the written consent of Stockholders holding a majority of the shares of Common Stock within the NEA Group (so long as the NEA Group holds collectively at least 25% of the aggregate Common Stock (on a fully diluted basis)). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

16. Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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17. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns, the Stockholders, the Warrantholders and any permitted subsequent holders of Stockholder Shares and/or Warrants and the respective successors and permitted assigns of each of the foregoing so long as they hold Stockholder Shares and/or Warrants.

18. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

19. Remedies. The Company, each of the Stockholders, and the Warrantholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, each Stockholder, and the Warrantholders may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement that benefit such Person. Each of the Executives agree to not exercise any rights or remedies that such Executive may otherwise have under the Company’s Certificate of Incorporation without the Board’s consent.

20. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one (1) business day after being sent to the recipient by overnight courier service (charges prepaid), upon machine-generated acknowledgment of receipt after transmittal by facsimile or upon the date of actual receipt of being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company and HEALTHSOUTH at the applicable address set forth below, to the Investors applicable addresses set forth on the Schedule of Investors, to the Executives at the applicable addresses set forth on the Schedule of Executives, and to the Warrantholders at the applicable addresses set forth on the Schedule of Warrantholders or, in each case, to such other address or to the attention of such other person as the receipt party has specified by prior written notice to the sending Party.

If to the Company:

CompHealth, Inc.

4021 South 700 East

Salt Lake City, Utah 84107

Attention: Sean Dailey

Telephone: (801) 284-6923

Facsimile: (801) 284-6882

22.

If to HEALTHSOUTH:

HEALTHSOUTH Corporation

One HEALTHSOUTH Parkway

Birmingham, AL 35243

Attention: William W. Horton

Telephone: (205) 969-4977

Facsimile: (205) 969-4730

Notwithstanding the foregoing, any notice, demand or other communication to an Investor Group shall be sent to the attention of the Stockholder of such Investor Group which holds the largest number of Stockholder Shares.

21. Governing Law. The corporate law of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law, provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

22. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

23. Further Assurances. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

24. No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by such parties, and no presumption or burden of proof shall arise favoring or disfavoring any such party by virtue of the authorship of any of the provisions of this Agreement.

25. Stockholder Representations. Each holder of Stockholder Shares and each holder of Warrants hereby represents that such holder has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks or such holder’s investment in the Stockholder Shares and/or Warrants, as applicable, and is able to bear the economic risk of such investment for an indefinite period of time. Each such holder further represents that such holder has acquired the Stockholder Shares and/or Warrants, as applicable, for such holder’s own account and not with a view to, or intent of, distribution thereof in violation of the Securities Act, or any applicable state securities laws.

26. Credit Agreement Limitations. Notwithstanding anything to the contrary contained herein, the Company and each Stockholder hereby agree that no payment of any dividends or other distributions in cash or otherwise (including pursuant to Section 7(c) of this Agreement) and no mandatory redemptions, repurchases or liquidations to the holders of Stockholder Shares shall be made by the Company pursuant to the terms of this Agreement, the Certificate of Incorporation or otherwise, except to the extent permitted under the terms of the

23.

Credit Agreement, dated as of March 23, 2000 (the “Credit Agreement”), among CompHealth, Inc., the Company, the lenders referred to therein and Banc of America Commercial Finance Corporation, as Agent and any document that refinances or replaces the foregoing, whether in whole or in part. Nothing contained in this Section 26 shall affect any rights or impose any obligations on the holders of Stockholder Shares or Warrants.

27. Stockholder Acknowledgments.

(a) Each Stockholder hereby acknowledges his or its consent to the Company’s and its subsidiaries’ execution, delivery and performance of, and incurrence of their obligation under, (i) the Credit Agreement and all of the collateral documents and other agreements executed in connection therewith and (ii) the Warrant issued by the Company in favor of New York Life Insurance Company, dated as of November 16, 2001, in each case to the extent required by Section 10 of this Agreement and hereby waives any rights of first refusal, preemptive rights and other similar rights in connection with the issuance of the Warrants and the exercise of the Warrants into Stockholder Shares.

(b) Each Stockholder hereby acknowledges his or its consent to the Company’s, HEALTHSOUTH’s, Nassau Capital Partners II L.P.’s and NAS Partners I L.L.C.’s (as applicable) execution, delivery and performance of, and incurrence of their obligations under, the Purchase Agreements and all of the collateral documents and other agreements executed in connection therewith, in each case to the extent required by Section 10 of this Agreement, and hereby waives any rights of first refusal, preemptive rights and other similar rights and any notice periods associated therewith, including, without limitation, any rights pursuant to Section 5 and Section 10 of the Prior Agreement, in connection with the transactions contemplated by the Purchase Agreements.

28. Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of the Agreement by the Company and the requisite holders pursuant to Section 15 of the Prior Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights under Section 5 and Section 10 of the Prior Agreement, rights of first refusal and co-sale and any notice periods associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreements. HEALTHSOUTH hereby acknowledges that upon the effectiveness of this Agreement, HEALTHSOUTH shall have no further rights pursuant to the Prior Agreement and any and all such rights shall have no further force or effect.

* * * * *

24.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Stockholders Agreement on the day and year first above written.

COMPHEALTH GROUP, INC.

By:
Its:	CFO

HEALTHSOUTH CORPORATION

By:
Its:

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Stockholders Agreement on the day and year first above written.

COMPHEALTH GROUP, INC.

By:
Its:

HEALTHSOUTH CORPORATION

By:
Its:	EVP

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT]

NASSAU CAPITAL PARTNERS II L.P. By: Nassau Capital L.L.C., its general partner

By:
Its:

NAS PARTNERS I L.L.C.

By:
Its:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT]

Acacia Venture Partners, L.P.
By: Acacia Management, L.P., It’s General Partner

By:
C. Sage Givens, General Partner

South Pointe Venture Partners, L.P.

By:
C. Sage Givens, General Partner

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT]

NEW ENTERPRISE ASSOCIATES VIII,
LIMITED PARTNERSHIP

By:	NEA Partners VIII, Limited Partnership
Its:	General Partner

By:
Its:	General Partner

NEA PRESIDENTS FUND, L.P.

By:	NEA Presidents Partners, L.P.
Its:	General Partner

By:
Its:	General Partner

NEA VENTURES 1998, L.P.

By:	Nancy Dorman
Its:	Vice President

NEW ENTERPRISE ASSOCIATES 10,
LIMITED PARTNERSHIP
By:	NEA Partners 10, Limited Partnership its General Partner

By:
General Partner

NEW ENTERPRISE ASSOCIATES 8A,
LIMITED PARTNERSHIP
BY:	NEA Partners 10, Limited Partnership its General Partner

BY:
General Partner

Charles Linehan

NEW ENTERPRISE ASSOCIATES 8A,
LIMITED PARTNERSHIP
BY:	NEA Partners 10, Limited Partnership its General Partner

BY:
General Partner

Charles Linehan

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT]

Michael Weinholtz

Sean Dailey

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT]

Michael Weinholtz

Sean Dailey

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT]

Frazier Healthcare IV, L.P.
By	FHM IV, LP, its general partner
By	FHM IV, LLC, its general partner

By
Nader Naini, Member

Frazier Affiliates IV, L.P.
By	FHM IV, LP, its general partner
By	FHM IV, LLC, its general partner

By
Nader Naini, Member

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT]

Frazier Healthcare IV, L.P.
By	FHM IV, LP, its general partner
By	FHM IV, LLC, its general partner

By
Nader Naini, Member

Frazier Affiliates IV, L.P.
By	FHM IV, LP, its general partner
By	FHM IV, LLC, its general partner

By
Nader Naini, Member

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT]

PROSPECT VENTURE PARTNERS II, L.P.

By:	Prospect Management Co. II, LLC
its General Partner

By:
James Tananbaum
Managing Member

PROSPECT ASSOCIATES II, L.P.

By:	Prospect Management Co. II, LLC
its General Partner

By:
James Tananbaum
Managing Member

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT]

NEW YORK LIFE INSURANCE
COMPANY

By:
	Name:	Anthony R. Malloy
	Title:	Investment Vice President

SCHEDULE OF INVESTORS

Nassau Capital Partners II L.P.

NAS Partners I L.L.C.

Acacia Venture Partners, L.P.

South Pointe Venture Partners, L.P.

New Enterprise Associates, Limited Partnership

New Enterprise Associates VIII, Limited Partnership

NEA Ventures 1998, L.P.

NEA Presidents Fund, L.P.

New Enterprise Associates 10, Limited Partnership

New Enterprise Associates 8A, Limited Partnership

Charles Linehan

Frazier Healthcare IV, L.P.

Frazier Affiliates IV, L.P.

Prospect Venture Partners II, L.P.

Prospect Associates II, L.P.

SCHEDULE OF EXECUTIVES

Michael Weinholtz

Sean Dailey

SCHEDULE OF WARRANTHOLDERS

New York Life Insurance Company